EXHIBIT 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of KeyCorp:

Form S-3 No. 333-55959

Form S-3 No. 333-59175

Form S-3 No. 333-64601

Form S-3 No. 333-76619

Form S-3 No. 333-151608

Form S-3 No. 333-174865

Form S-3 No. 333-196641

Form S-4 No. 333-146456

Form S-8 No. 333-49609

Form S-8 No. 333-49633

Form S-8 No. 333-70669

Form S-8 No. 333-70703

Form S-8 No. 333-70775

Form S-8 No. 333-72189

Form S-8 No. 333-92881

Form S-8 No. 333-45320

Form S-8 No. 333-45322

Form S-8 No. 333-99493

Form S-8 No. 333-107074

Form S-8 No. 333-107075

Form S-8 No. 333-107076

Form S-8 No. 333-109273

Form S-8 No. 333-112225

Form S-8 No. 333-116120

Form S-8 No. 333-167093

Form S-8 No. 333-188703

of our reports dated March 2, 2015, with respect to the consolidated financial statements of KeyCorp and the effectiveness of internal control over financial reporting of KeyCorp included in this Annual Report (Form 10-K) of KeyCorp for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Cleveland, Ohio

March 2, 2015